Exhibit 10.1

May 30, 2017

HAND DELIVERED TO KEN DENOS

Equus Total Return, Inc.
Attention: Kenneth Denos
700 Louisiana Street
48th Floor
Houston, TX 77002

Re:  Notice of Termination Election pursuant to Section 10.01(c)(iii) of that certain Stock Purchase Agreement and Plan of Merger dated April 24, 2017 by and among Equus Total Return, Inc., ETR Merger Sub, Inc., U.S. Gas & Electric, Inc., MVC Capital, Inc. and certain Sellers thereunder (the “Agreement”) and Delivery of Termination Fee

Dear John & Ken,

This letter is to advise you that MVC Capital, Inc. (“MVC”) and U.S. Gas & Electric, Inc. (“U.S. Gas”) hereby, effective immediately upon the delivery of this notice to you, elect to terminate the Agreement pursuant to Section 10.01(c)(iii).  Also enclosed herewith is the termination fee in the amount of $2,500,000 required under Section 10.02(b) of the Agreement.  In tendering this payment, MVC, U.S. Gas and the other Sellers do not waive any defense based on Equus’ inability to meet all final closing conditions necessary to consummate the transaction.

Sincerely,

MVC Capital, Inc.		U.S. Gas & Electric, Inc.

By:	/s/ Puneet Sanan	By:	/s/ Puneet Sanan
Name:	Puneet Sanan	Name:	Puneet Sanan
Title:	Authorized Signatory	Title:	Chairman of the Board